EXHIBIT 99.1

51 West Pearl Street • P.O. Box 309 • Coldwater, Michigan • 49036

June 3, 2011

To Our Shareholders:

Southern recently conducted its 139th annual meeting highlighting financial results for 2010 and the first quarter of 2011. Southern reported net income of $748,000, or $.32 per share, for the first quarter of 2011. Southern's earnings of $3.1 million for 2010 is noteworthy given the economic climate and as compared to peer bank results.

In response to the many positive comments related to the annual meeting presentation, the entire slideshow presentation remains available on our website at www.smb-t.com (just click on the Investor Relations link). This continues to offer those unable to attend the annual meeting the opportunity to have access to the information shared, including substantial details about Southern's financial results during 2010.

The five slides enclosed with this letter compare Southern with the twenty largest publicly traded banking companies headquartered in Michigan in several important categories. While Southern, with year-end assets totaling $494 million, is the thirteenth largest publicly traded banking company headquartered in Michigan, it was the fourth most profitable banking company in 2010. In measures of asset quality, which are vitally important in assessing financial strength and stability, Southern's nonperforming asset ratio of 1.32 percent and Texas ratio of 17.2 percent, ranked second best among the top twenty peers. Lastly, when comparing annual dividends, Southern ranked fourth with only five out of the twenty largest banks in the state paying a dividend in 2010.

Our directors and management team are pleased with improvements in many of the financial performance measures included in the shareholder meeting presentation. However, continued economic uncertainties compel us to maintain conservative balance sheet management strategies. Our continued emphasis on capital preservation allows Southern to remain comfortably above regulatory minimums for institutions categorized as "well-capitalized."

If you have any questions or comments about the annual meeting presentation, please contact me, members of our management team or any of our directors.

Sincerely,

John H. Castle
Chairman and Chief Executive Officer

517.279.5500         •          800.379.7628         •          www.smb-t.com

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 12, 2011

Twenty Largest Public Banks in Michigan Ranked by Assets
	Company Name	City	12/31/10 Total Assets ($000)
1	Flagstar Bancorp, Inc.	Troy	$13,643,504
2	Citizens Republic Bancorp, Inc.	Flint	$9,965,645
3	Chemical Financial Corporation	Midland	$5,246,209
4	Capitol Bancorp Ltd.	Lansing	$3,540,214
5	Independent Bank Corporation	Ionia	$2,535,248
6	Mercantile Bank Corporation	Grand Rapids	$1,632,421
7	Macatawa Bank Corporation	Holland	$1,578,261
8	Firstbank Corporation	Alma	$1,458,343
9	MBT Financial Corp.	Monroe	$1,259,377
10	Isabella Bank Corporation	Mount Pleasant	$1,225,810
11	Dearborn Bancorp, Inc.	Dearborn	$915,684
12	United Bancorp, Inc.	Ann Arbor	$861,710
13	Southern Michigan Bancorp, Inc.	Coldwater	$493,880
14	ChoiceOne Financial Services, Inc.	Sparta	$480,524
15	Mackinac Financial Corporation	Manistique	$478,696
16	Fentura Financial, Inc.	Fenton	$424,228
17	Wolverine Bancorp, Inc.	Midland	$314,206
18	Monarch Community Bancorp, Inc.	Coldwater	$256,868
19	CNB Corporation	Cheboygan	$255,098
20	Community Shores Bank Corporation	Muskegon	$237,945

Twenty Largest Public Banks in Michigan Ranked by Net Income
	Company Name	City	2010Y Net Income ($000)
1	Chemical Financial Corporation	Midland	$23,090
2	Isabella Bank Corporation	Mount Pleasant	$9,045
3	Firstbank Corporation	Alma	$3,763
4	Southern Michigan Bancorp, Inc.	Coldwater	$3,098
5	ChoiceOne Financial Services, Inc.	Sparta	$2,711
6	CNB Corporation	Cheboygan	$319
7	Mackinac Financial Corporation	Manistique	($418)
8	Wolverine Bancorp, Inc.	Midland	($3,612)
9	United Bancorp, Inc.	Ann Arbor	($3,708)
10	Fentura Financial, Inc.	Fenton	($5,385)
11	Community Shores Bank Corporation	Muskegon	($8,883)
12	Monarch Community Bancorp, Inc.	Coldwater	($10,882)
13	MBT Financial Corp.	Monroe	($11,899)
14	Mercantile Bank Corporation	Grand Rapids	($13,316)
15	Dearborn Bancorp, Inc.	Dearborn	($14,249)
16	Independent Bank Corporation	Ionia	($16,709)
17	Macatawa Bank Corporation	Holland	($17,854)
18	Capitol Bancorp Ltd.	Lansing	($254,364)
19	Citizens Republic Bancorp, Inc.	Flint	($292,925)
20	Flagstar Bancorp, Inc.	Troy	($374,813)

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 12, 2011

	Twenty Largest Public Banks in Michigan Ranked By Nonperforming Asset Ratio
		Company Name	City	2010Y NPAs/ Asset %
	1	Isabella Bank Corporation	Mount Pleasant	0.67
	2	Southern Michigan Bancorp, Inc.	Coldwater	1.32
	3	ChoiceOne Financial Services, Inc.	Sparta	1.72
	4	Mackinac Financial Corporation	Manistique	2.40
	5	Firstbank Corporation	Alma	2.42
	6	Chemical Financial Corporation	Midland	2.63
	7	Citizens Republic Bancorp, Inc.	Flint	2.81
	8	Wolverine Bancorp, Inc.	Midland	3.11
	9	CNB Corporation	Cheboygan	3.60
	10	Fentura Financial, Inc.	Fenton	3.82
	11	United Bancorp, Inc.	Ann Arbor	3.89
	12	Independent Bank Corporation	Ionia	4.22
Note: Total Nonperforming Assets	13	Flagstar Bancorp, Inc.	Troy	4.35
("NPAs") exclude restructured loans.	14	Community Shores Bank Corporation	Muskegon	4.89
Based on 90+days past due loans +	15	Mercantile Bank Corporation	Grand Rapids	4.98
nonaccrual loans + OREO.	16	Monarch Community Bancorp, Inc.	Coldwater	6.64
	17	MBT Financial Corp.	Monroe	7.32
	18	Macatawa Bank Corporation	Holland	8.45
	19	Dearborn Bancorp, Inc.	Dearborn	9.62
	20	Capitol Bancorp Ltd.	Lansing	12.02

Twenty Largest Public Banks in Michigan Ranked By Texas Ratio
	Company Name	City	2010Y Texas Ratio
1	Isabella Bank Corporation	Mount Pleasant	7.4%
2	Southern Michigan Bancorp, Inc.	Coldwater	17.2%
3	Wolverine Bancorp, Inc.	Midland	18.9%
4	Mackinac Financial Corporation	Manistique	19.0%
5	ChoiceOne Financial Services, Inc.	Sparta	19.3%
6	Chemical Financial Corporation	Midland	26.2%
7	Firstbank Corporation	Alma	26.7%
8	United Bancorp, Inc.	Ann Arbor	28.5%
9	Citizens Republic Bancorp, Inc.	Flint	28.6%
10	Flagstar Bancorp, Inc.	Troy	38.7%
11	CNB Corporation	Cheboygan	39.9%
12	Mercantile Bank Corporation	Grand Rapids	47.5%
13	Independent Bank Corporation	Ionia	60.1%
14	Fentura Financial, Inc.	Fenton	62.1%
15	Monarch Community Bancorp, Inc.	Coldwater	92.3%
16	MBT Financial Corp.	Monroe	96.9%
17	Macatawa Bank Corporation	Holland	116.1%
18	Dearborn Bancorp, Inc.	Dearborn	160.3%
19	Community Shores Bank Corporation	Muskegon	206.3%
20	Capitol Bancorp Ltd.	Lansing	391.3%

Note: Texas Ratio = Total Nonperforming Assets / (Tangible Equity + Loan Loss Reserve).

Excerpts from Southern Michigan Bancorp, Inc. Annual Meeting - May 12, 2011

Twenty Largest Public Banks in Michigan Ranked By Annual Dividend
	Company Name	City	Annual Dividend ($)
1	Chemical Financial Corporation	Midland	0.80
2	Isabella Bank Corporation	Mount Pleasant	0.76
3	ChoiceOne Financial Services Inc.	Sparta	0.48
4	Southern Michigan Bancorp, Inc.	Coldwater	0.20
5	Firstbank Corporation	Alma	0.04
6	Capitol Bancorp Ltd.	Lansing	0.00
7	Citizens Republic Bancorp, Inc.	Flint	0.00
8	CNB Corporation	Cheboygan	0.00
9	Community Shores Bank Corporation	Muskegon	0.00
10	Dearborn Bancorp, Inc.	Dearborn	0.00
11	Fentura Financial, Inc.	Fenton	0.00
12	Flagstar Bancorp, Inc.	Troy	0.00
13	Independent Bank Corporation	Ionia	0.00
14	Macatawa Bank Corporation	Holland	0.00
15	Mackinac Financial Corporation	Manistique	0.00
16	MBT Financial Corp.	Monroe	0.00
17	Mercantile Bank Corporation	Grand Rapids	0.00
18	Monarch Community Bancorp, Inc.	Coldwater	0.00
19	United Bancorp, Inc.	Ann Arbor	0.00
20	Wolverine Bancorp, Inc.	Midland	0.00